Exhibit 10.48

HORIZON PHARMA, INC.

SEVERANCE BENEFIT PLAN

(AS AMENDED AND RESTATED MARCH 1, 2012)

Section 1.    INTRODUCTION.

The Horizon Pharma, Inc. Severance Benefit Plan (the “Plan”) was established effective July 27, 2010 (the “Effective Date”). The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of Horizon Pharma, Inc. (the “Company”) and Company affiliates that have been designated by the Company on the attached Appendix A as eligible to participate in the Plan (each such affiliate, an “Employer” and all such affiliates collectively, the “Employers”) whose employment with the Company or an Employer is involuntarily or constructively terminated and who meet the additional criteria set forth in Section 3 of the Plan (each an “Eligible Employee” and collectively “Eligible Employees”). This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company or any affiliate of the Company for Eligible Employees, except any individually negotiated employment agreement or severance agreement between an Eligible Employee and the Company or an Employer. This Plan document also is the Summary Plan Description for the Plan.

Section 2.    DEFINITIONS.

For purposes of this Plan, the following terms shall have the meanings set forth below:

(a) “Board” means the Company’s board of directors.

(b) “Cause” for the Company or an Employer to terminate an Eligible Employee’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board:

(1) the Eligible Employee’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or Employer or willful and deliberate violation of a Company or Employer policy;

(2) the Eligible Employee’s conviction of a felony or the Eligible Employee’s commission of any act of fraud, embezzlement or dishonesty against the Company or Employer or involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company or an Employer, to be determined by the sole discretion of the Board;

(3) the Eligible Employee’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or an Employer or any other party that the Eligible Employee’ owes an obligation of nondisclosure as a result of the Eligible Employee’s relationship with the Company or an Employer; and

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(4) the Eligible Employee’s willful and deliberate breach of any employment obligations that causes material injury to the business of the Company or an Employer.

(c) “Change in Control” For purposes of this Plan, “Change in Control” means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (iii) a reverse merger in which the Company is the surviving entity but the shares of Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity, the Company’s parent; or (iv) an acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership of securities of the Company representing at least seventy-five percent (75%) of the combined voting power entitled to vote in the election of the Company’s board of directors; provided, however, that nothing in this paragraph shall apply to a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(d) “Change in Control Related Termination” with respect to an Eligible Employee means such Eligible Employee’s Covered Termination that occurs during: (i) the ninety (90) day period immediately preceding a Change in Control of the Company, or (ii) the eighteen (18) month period immediately following a Change in Control of the Company.

(e) “Covered Termination” with respect to an Eligible Employee means such Eligible Employee’s resignation for Good Reason or Involuntary Termination Without Cause.

(f) “Good Reason” for an Eligible Employee to resign employment shall mean the occurrence of any of the following events without the Eligible Employee’s consent:

(1) a material reduction in the Eligible Employee’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction, including by way of example, having the same title, duties, authority and responsibilities at a subsidiary level following a Change in Control;

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(2) the relocation of the Eligible Employee’s primary work location to a point more than fifty (50) miles from the Eligible Employee’s work location as of the Effective Date that requires a material increase in Eligible Employee’s one-way driving distance; and

(3) a material reduction by the Company or an Employer of the Eligible Employee’s base salary or annual target bonus opportunity, if any, as in effect on the Effective Date, unless such reduction is made pursuant to an across-the-board reduction of the base salaries and/or annual target bonus opportunity of all similarly situated employees of the Company or Employer, as applicable.

Provided, however that, such resignation by the Eligible Employee shall only be deemed for Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from the Eligible Employee within sixty (60) days following the first occurrence of the condition that the Eligible Employee considers to constitute Good Reason describing the condition and the Company or Employer, as applicable, fails to satisfactorily remedy such condition within thirty (30) days following such written notice, and (ii) the Eligible Employee terminates employment within thirty (30) days following the end of the period within which the Company or Employer was entitled to remedy the condition constituting Good Reason but failed to do so.

(g) “Involuntary Termination Without Cause” means with respect to a Eligible Employee such Eligible Employee’s dismissal or discharge by the Company or an Employer for a reason other than for Cause. The termination of a Eligible Employee’s employment will not be deemed to be an “Involuntary Termination Without Cause” if such Eligible Employee’s termination occurs as a result of such Eligible Employee’s death or disability.

(h) “Plan Administrator” has the meaning set forth in Section 12(a).

Section 3.    ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the requirements set forth in this Section 3, the Company will grant severance benefits under the Plan to Eligible Employees.

(1) Definition of “Eligible Employee.” A person is eligible to participate in the Plan if (i) such person is an employee of the Company or an Employer with the title of Vice-President, Senior Vice-President or Executive Vice-President; (ii) such person has not entered into a separate individual “severance benefit” or “change in control agreement” with the Company (excluding any plan or arrangement, or any portion thereof, relating to equity compensation) except to the extent such person is a party to a written agreement with the Company that expressly contemplates that such person is also eligible to participate in the Plan; (iii) such person’s employment with the Company or an Employer terminates due to a Covered Termination; and (iv) the Covered Termination (A) occurs after such person has been continuously employed by the Company or an Employer for a period of at least six (6) months, or (B) is a Change in Control Related Termination. The determination of whether a person is an Eligible Employee shall be made by the Board, in its sole discretion, and such determination shall be binding and conclusive on all persons.

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(2) In order to be eligible to receive benefits under the Plan, an Eligible Employee must remain on the job until his or her date of termination as scheduled by the Company or Employer, as applicable.

(3) In order to be eligible to receive benefits under the Plan, an Eligible Employee also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate, within the time period set forth therein, but in no event later than forty-five (45) days following termination of employment, and such release must become effective in accordance with its terms. The Plan Administrator, in its sole discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

(b) Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is an Eligible Employee, will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Plan Administrator in its sole discretion:

(1) The employee has executed an individually negotiated employment contract or agreement with the Company or an Employer relating to severance benefits that is in effect on his or her termination date, in which case such employee’s severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement and shall be governed by this Plan only to the extent that the reduction pursuant to Section 4(c) below does not entirely eliminate benefits under this Plan.

(2) The employee voluntarily terminates employment with the Company or an Employer without Good Reason. Such voluntary terminations include, but are not limited to, resignation without Good Reason, retirement or failure to return from a leave of absence on the scheduled date.

(3) The employee terminates employment due to death or disability.

(4) The employee terminates employment with the Company or an Employer in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an Employer.

(5) The employee is offered an identical or substantially equivalent or comparable position with the Company or an Employer. For purposes of the foregoing, a “substantially equivalent or comparable position” is one that offers the employee substantially the same level of responsibility and compensation.

(6) The employee is offered immediate reemployment by a successor to the Company or an Employer or by a purchaser of its assets, as the case may be, following a change in ownership of the Company or an Employer or a sale of substantially all of the assets of a division or business unit of the Company or an Employer. For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with the successor to the Company or an Employer or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay as a result of the change in ownership of the Company or an Employer or the sale of its assets.

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(7) The employee is rehired by the Company or an Employer prior to the date benefits under the Plan are scheduled to commence.

(8) Benefits under this Plan shall terminate immediately if the employee, at any time, violates any provision of the Company’s or an Employer’s Proprietary Information and Inventions Agreement or any other proprietary information, confidentiality or non-solicitation obligation to the Company or an Employer.

Section 4.    AMOUNT OF BENEFIT.

(a) Severance Benefits. Severance benefits under the Plan, if any, shall be provided to Eligible Employees described in Section 3 in the amount provided in Appendix B, as such Appendix B may be revised by the Board, in its sole discretion, from time to time. The amount of benefits paid to one Eligible Employee shall not determine the amount of benefits payable to any other Eligible Employee, whether or not similarly situated.

(b) Additional Benefits. The Board may, in its sole discretion, provide benefits (i) in addition to those pursuant to Section 4(a) to Eligible Employees or (ii) to employees who are not Eligible Employees (“Non-Eligible Employees”) chosen by the Board, in its sole discretion, and the provision of any such benefits to an Eligible Employee or a Non-Eligible Employee shall in no way obligate the Company or the Board to provide such benefits to any other Eligible Employee or to any other Non-Eligible Employee, even if similarly situated. If benefits under the Plan are provided to a Non-Eligible Employee, references in the Plan to “Eligible Employee” (with the exception of Section 4(a)) shall be deemed to refer to such Non-Eligible Employee.

(c) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce an Eligible Employee’s severance benefits, in whole or in part, by any other severance benefits, pay and benefits provided during a period following written notice of a plant closing or mass layoff, pay and benefits in lieu of such notice, or other similar benefits payable to the Eligible Employee by the Company or an Employer that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, the California Plant Closing Act, or any other similar state law, (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan. Any such reductions that the Company determines to make pursuant to this Section 4(c) shall be made such that any benefit under the Plan shall be reduced solely by any similar type of benefit under such legal requirement, agreement, policy or practice (i.e., any cash severance benefits under the Plan shall be reduced solely by any cash payments or severance benefits under such legal requirement, agreement, policy or practice, and any continued insurance benefits under the Plan shall be reduced solely by any continued insurance benefits under such legal requirement, agreement, policy or practice).

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The Company’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

(d) Non-Duplication of Benefits. No Eligible Employee is eligible to receive benefits under this Plan more than one time.

Section 5.    RETURN OF COMPANY PROPERTY.

An Eligible Employee will not be entitled to any severance benefit under the Plan unless and until the Eligible Employee returns all Company Property. For this purpose, “Company Property” means all Company and Employer documents (and all copies thereof) and other Company and Employer property which the Eligible Employee had in his or her possession at any time, including, but not limited to, Company and Employer files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company or any Employer (and all reproductions thereof in whole or in part).

Section 6.    TIME OF PAYMENT AND FORM OF BENEFIT.

The timing of payment of severance benefits will be as set forth on Appendix B, subject to the provisions of this Section 6. All severance benefits provided under the Plan are intended to satisfy the requirements for an exemption from application of Section 409A of the Internal Revenue Code and any ambiguities herein shall be interpreted accordingly.

Notwithstanding anything to the contrary set forth herein or on Appendix B, any payments and benefits provided under the Plan that constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with an Eligible Employee’s termination of employment unless and until the Eligible Employee has also incurred a “separation from service,” as such term is defined in Treasury Regulations Section 1.409A-1(h) (“Separation from Service”), unless the Company reasonably determines that such amounts may be provided to the Eligible Employee without causing the Eligible Employee to incur the adverse personal tax consequences under Section 409A.

It is intended that (i) each installment of any benefits payable under the Plan to an Eligible Employee be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (ii) all payments of any such benefits under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under

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Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9)(iii), and (iii) any such benefits consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(9)(v). However, if the Company determines that any such benefits payable under the Plan constitute “deferred compensation” under Section 409A and the Eligible Employee is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, (A) the timing of such benefit payments shall be delayed until the earlier of (1) the date that is six (6) months and one (1) day after the Eligible Employee’s Separation from Service and (2) the date of the Eligible Employee’s death (such applicable date, the “Delayed Initial Payment Date”), and (B) the Company shall (1) pay the Eligible Employee a lump sum amount equal to the sum of the benefit payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefits had not been delayed pursuant to this paragraph and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

In no event shall payment of any benefits under the Plan be made prior to an Eligible Employee’s termination date or prior to the effective date of the release described in Section 3(a)(3). If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, and the Eligible Employee’s Separation from Service occurs at a time during the calendar year when the release described in Section 3(a)(3) could become effective in the calendar year following the calendar year in which the Eligible Employee’s Separation from Service occurs, then regardless of when the release is returned to the Company and becomes effective, the release will not be deemed effective any earlier than the latest permitted effective date.

All severance payments under the Plan shall be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

Section 7.    APPLICATION OF INTERNAL REVENUE CODE SECTION 280G.

If any payment or benefit an Eligible Employee would receive under the Plan from the Company pursuant to a Change in Control or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is

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necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for the Eligible Employee. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, the Eligible Employee agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, the Eligible Employee will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

The accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations unless otherwise determined by the Company. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, within fifteen (15) calendar days after the date on which the Eligible Employee’s right to a Payment is triggered or such other time as requested by the Company.

Section 8.    REEMPLOYMENT.

In the event of an Eligible Employee’s reemployment by the Company or an Employer during the period of time in respect of which severance benefits provided under the Plan have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

Section 9.    RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan (including Appendix A and Appendix B) or the benefits provided

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hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer or Chief Financial Officer of the Company.

Section 10.    NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or an Employer or (ii) to interfere with the right of the Company or an Employer to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 11.    LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 12.    CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.

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This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

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(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 12(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 12(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 12, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 13.    BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 14.    OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 27-2179987. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

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(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Executive Vice-President and Chief Financial Officer

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

In addition, service of legal process may be made upon the Plan Administrator.

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

The Plan Sponsor’s and Plan Administrator’s telephone number is (224) 383-3000. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 15.    STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Horizon Pharma, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits

(1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

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(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 16.    EXECUTION.

To record the amendment and restatement of the Plan as set forth herein, effective as of March 1, 2012, Horizon Pharma, Inc. has caused its duly authorized officer to execute the same this 12th day of March 2012.

HORIZON PHARMA, INC.

By:	/s/ Robert J. De Vaere
Name:	Robert J. De Vaere
Title:	EVP & CFO

13.

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Horizon Pharma, Inc. Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an Employer that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or the Employer.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company, the Employers, and their parents, subsidiaries, successors, predecessors and affiliates, and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company, the Employers, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company, the Employers and their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company, the Employers or their affiliates to which I am a party; the charter, bylaws, or operating agreements of he Company, the Employers or their affiliates; or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity

1.

For Employees Age 40 or Older

Individual Termination

Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release provided I have not revoked it.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me or such other date as specified by the Company.

EMPLOYEE

Printed Name:

Signature:

Date:

2.

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Horizon Pharma, Inc. Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an Employer that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or the Employer.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company, the Employers, and their parents, subsidiaries, successors, predecessors and affiliates, and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company, the Employers, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company, the Employers and their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company, the Employers or their affiliates to which I am a party; the charter, bylaws, or operating agreements of he Company, the Employers or their affiliates; or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity

1.

For Employees Age 40 or Older

Group Termination

Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release provided I have not revoked it; and (f) I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me or such other date as specified by the Company.

EMPLOYEE

Printed Name:

Signature:

Date:

2.

For Employees Under Age 40

Individual or Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Horizon Pharma, Inc. Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an Employer that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or the Employer.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company, the Employers, and their parents, subsidiaries, successors, predecessors and affiliates, and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company, the Employers, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company, the Employers and their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company, the Employers or their affiliates to which I am a party; the charter, bylaws, or operating agreements of he Company, the Employers or their affiliates; or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the

1.

For Employees Under Age 40

Individual or Group Termination

Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me or such other date as specified by the Company.

EMPLOYEE

Printed Name:

Signature:

Date:

2.

APPENDIX A

HORIZON PHARMA, INC.

SEVERANCE BENEFIT PLAN

Affiliates of the Company whose employees are eligible to participate in the Horizon Pharma, Inc. Severance Benefit Plan (each an “Employer”) are as follows:

Horizon Pharma USA, Inc., a Delaware corporation.

The foregoing list of Employers is subject to such change as the Company, pursuant to Section 1 of the Plan, may determine in its sole and absolute discretion. Any such change to the participating Employers shall be set forth in a revised version of this Appendix A.

Appendix A Adopted: July 27, 2010

HORIZON PHARMA, INC.

By:

Title:

1.

APPENDIX B

HORIZON PHARMA, INC.

CHANGE IN CONTROL SEVERANCE BENEFIT PLAN

Severance benefits provided to Eligible Employees under the Horizon Pharma, Inc. Severance Benefit Plan (the “Plan”) are as follows. Capitalized terms used herein have the definitions set forth in the Plan.

1.	Severance Benefits. Subject to the exceptions set forth in Section 3(b) of the Plan, each Eligible Employee who meets all the requirements set forth in Sections 3(a) and 5 of the Plan, including, without limitation, executing a general waiver and release in substantially the form attached to the Plan as Exhibit A, Exhibit B or Exhibit C, as appropriate, within the applicable time period set forth therein and provided that such release becomes effective in accordance with its terms, shall receive severance benefits as set forth in this Appendix B. The Company, in its sole discretion, may modify the form of the required general waiver and release to comply with applicable law, and may incorporate such waiver and release into a termination agreement or other agreement with the Eligible Employee.

(a)	Cash Severance Benefit. Eligible Employees shall be entitled to receive a cash severance benefit equal to the number of months of Base Salary set forth below next to his or her position at the time of termination. Such cash severance benefits will be paid in equal installments in accordance with the Company’s regular payroll procedures over the applicable monthly period following the date of termination as indicated below, subject to any delay in payment required by Section 6 of the Plan including any delay necessary so that no payments are made prior to the effectiveness of the release and waiver.

Position	Months of Base Salary
Vice-President	3 months
Senior Vice-President	6 months
Executive Vice-President	6 months

“Base Salary” shall mean the Eligible Employee’s base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the date of the Eligible Employee’s Covered Termination, and prior to any reduction in base pay that would permit such Covered Employee to voluntarily resign employment for Good Reason.

2.

(b)	Continued Group Health Plan Benefits. Each Eligible Employee who is enrolled in a health, dental, or vision plan sponsored by the Company or an Employer may be eligible to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of the Eligible Employee’s termination of employment, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums will be credited, as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s or its affiliate’s health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums) will be applied in the same manner that such rules would apply in the absence of this Plan.

If an Eligible Employee timely elects continued coverage under COBRA, the Company shall pay the full amount of the Eligible Employee’s COBRA premiums, or shall provide coverage under any self-funded plan, on behalf of the Eligible Employee for the Eligible Employee’s continued coverage under the Company’s group health plans, including coverage for the Eligible Employee’s eligible dependents, for a number of months following the Eligible Employee’s termination of employment as set forth in the table below in accordance with his or her position at the time of termination (the “COBRA Payment Period”); provided, however, that no such premium payments shall be made, and no coverage shall be provided under any self-funded group health plan, following the Eligible Employee’s death or the effective date of the Eligible Employee’s coverage by a group health plan of a subsequent employer. Each Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes covered by a group health plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company, or the provision of coverage under a self-funded group health plan, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period.

Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay the Eligible Employee a taxable cash amount, which payment shall be made regardless of whether the Eligible Employee or his or her eligible dependents elect health care continuation coverage (the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly or

3.

bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the earlier of (i) the expiration of the COBRA Payment Period, or (ii) the effective date of the Eligible Employee’s coverage by a group health plan of a subsequent employer.

For purposes of this Section 1(b), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

Position	Months of Continued COBRA Premium Benefits
Vice-President	3 Months
Senior Vice-President	6 Months
Executive Vice-President	6 Months

2.	Change in Control Related Termination Equity Vesting Benefits. If the Eligible Employee’s termination is a Change in Control Related Termination, then: (i) the vesting and exercisability of all outstanding options to purchase the Company’s or an Employer’s common stock that are held by the Eligible Employee on such date shall be accelerated in full as of the date of such Change in Control Related Termination, (ii) any reacquisition or repurchase rights held by the Company or an Employer in respect of common stock issued pursuant to any other stock award granted to the Eligible Employee by the Company or an Employer shall lapse in full as of the date of such Change in Control Related Termination, and (iii) the vesting of any other stock awards granted to the Eligible Employee by the Company, and any issuance of shares triggered by the vesting of such stock awards, shall be accelerated in full as of the date of such Change in Control Related Termination. No equity vesting acceleration shall occur under the Plan in the event of a Covered Termination that is not a Change in Control Related Termination.

Notwithstanding the foregoing, this Section 2 shall not apply to stock awards issued under or held in any Qualified Plan. “Qualified Plan” means a plan sponsored by the Company or an Employer that is intended to be qualified under Section 401(a) of the Internal Revenue Code.

4.

3.	Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) terminate as of the Eligible Employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

4.	Reductions Pursuant to Section 4(c) of the Plan. The severance benefits set forth in this Appendix B are subject to certain reductions under Section 4(c) of the Plan.

The foregoing severance benefits are subject to such change as the Company, pursuant to Section 4(a) and 4(b) of the Plan, may determine in its sole and absolute discretion. Any such change in severance benefits made pursuant to Section 4(a) of the Plan shall be set forth in a revised version of this Appendix B.

Appendix B Adopted: July 27, 2010

HORIZON PHARMA, INC.

By:

Title:

5.